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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): November 23, 1998



                        OIS OPTICAL IMAGING SYSTEMS, INC.
                        ---------------------------------
                 (Exact name of issuer as specified in charter)



            DELAWARE                                  0-16343                                 38-2544320
  (State or Other Jurisdiction                      (Commission                           (I.R.S. Employer
       of Incorporation or                              file                                Identification
          Organization)                               number)                                  Number)



                              47050 FIVE MILE ROAD
                           NORTHVILLE, MICHIGAN 48167
                    (Address of principal executive offices)


                                 (734) 454-5560
              (Registrant's telephone number, including area code)



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ITEM 5 - OTHER EVENTS.

FORM 10-Q FOR THE THREE MONTH ENDED SEPTEMBER 30, 1998

         As previously and more fully described in its Form 8-Ks dated September 18, 1998 and October 13, 1998, on September 18, 1998, OIS Optical Imaging Systems, Inc. (the "Company") ceased it manufacturing operations in accordance with a plant shut-down approved by its Board of Directors. Primarily due to such occurrence and the resulting reduction of a substantial amount of its workforce, the Company has encountered unforeseen delays in the preparation of its Form 10-K for the fiscal year ended June 30, 1998 (the "Form 10-K") and its Form 10-Q for the three months ended September 30, 1998 (the "Form 10-Q"), particularly with respect to the completion of its fiscal 1998 and first quarter fiscal 1999 financial statements. As a result, the Company has not filed its Form 10-K and on November 17, 1998 filed a notification on Form 12b-25 reporting the late filing of its Form 10-Q. At that time, the Company intended to file its Form 10-K and its Form 10-Q by November 23, 1998. However, the Company has continued to encounter delays and does not expect to file either report for several days.

         During the quarter ended September 30, 1998, the Company continued to incur significant operating losses, which were comprised, in part, of certain operating costs incurred due to the cessation of its manufacturing operations on September 18, 1998.

         In addition, the Company expects to record an impairment loss of approximately $31.0 million related to the write-down of the Company's property, plant and equipment to net realizable value in its financial statements for the year ended June 30, 1998.

NASDAQ LISTING REQUIREMENTS

         As is more fully described in the attached press release that is incorporated herein by reference, on November 23, 1998, the Company announced that an oral hearing is scheduled to be held on December 17, 1998 before a panel authorized by the National Association of Securities Dealers, Inc. Board of Governors which may result in the delisting of the Company's common stock from the Nasdaq SmallCap Market some time shortly after such date.

         This report, including the press release attached hereto, contains statements that are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Among other things, they regard the Company's liquidity, financial condition, operational matters and certain strategic initiatives and alternatives and their potential outcomes. Words or phrases denoting the anticipated results of future events, such as "anticipate," "believe," "estimate," "expects," "may," "not considered likely," "are expected to," "will continue," "project," and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Additionally, from time to time, the Company or its representatives have made or may make oral or written forward-looking statements. Such forward-looking statements may be included in various filings made by the Company with the Securities and

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Exchange Commission, or in other press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, such forward-looking statements:
(1) as a result of risks and uncertainties identified in the Company's publicly filed reports; (2) as a result of risks associated with its shut down plans; (3) as a result of the uncertainty concerning the potential delisting of its common stock from the Nasdaq SmallCap Market; (4) as a result of factors over which the Company has no control, including the strength of domestic and foreign economies, the overall avionics display market, sales growth, competition and certain cost increases; and/or (5) if the factors on which the Company's conclusions are based do not conform to the Company's expectations.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  Exhibit No.        Description
                  -----------        -----------
                        99           OIS Press Release dated September 18, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                               OIS OPTICAL IMAGING SYSTEMS, INC.


Date: November 23, 1998        By: /s/ Charles C. Wilson
                                   ---------------------------------------------
                                   Charles C. Wilson
                                   Executive Vice President,
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


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                                INDEX TO EXHIBITS

Exhibit No.                Description
-----------                -----------
      99                   OIS Press Release dated September 18, 1998.


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